     As filed with the Securities and Exchange Commission on July 26, 2000
                                                       Registration No. 33-80665


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                            ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1

                                   FORM S-8 POS

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ________________

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                    (formerly known as ITT Hartford Group)
            (Exact name of registrant as specified in its charter)

           Delaware                                             13-3317783
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                Hartford Plaza
                            Hartford, CT 06115-1900
                   (Address of Principal Executive Offices)

                    The Hartford 1995 Incentive Stock Plan
      The Hartford 1996 Restricted Stock Plan for Non-Employee Directors
                 1997 Hartford Life, Inc. Incentive Stock Plan
                           (Full title of the Plan)

                            Michael S. Wilder, Esq.
                   Senior Vice President and General Counsel
                  The Hartford Financial Services Group, Inc.
                                Hartford Plaza
                            Hartford, CT 06115-1900
                                (860) 547-5000
           (Name, address and telephone number of agent for service)

              CALCULATION OF REGISTRATION FEE FOR ORIGINAL FILING


                                                      Proposed
                                                      maximum         Proposed
           Title of                                   offering         maximum
        securities to                Amount to be    price per        aggregate            Amount of
        be registered                 registered       unit*      offering price(/1/)   registration fee
Common Stock, par value $.01 per
share                                8,600,000/2/    $48.875       $420,325,000/3/        $144,939.40
Series A Participating
Cumulative Preferred Stock
Purchase Rights                      8,600,000/(3)/    /1/               /1/                  /1/
======================================================================================================

 _______________________

(1) Estimated solely for the purpose of determining the registration fee previously paid in connection with the initial filing of this registration statement and, in accordance with Rule 457(h), based upon the market value of the Common Stock as quoted on the New York Stock Exchange as of December 18, 1995.

(2) The Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market value of the Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.

(3) Includes shares of Common Stock subject to stock options to be granted in substitution for stock options granted by ITT Corporation which may be surrendered by participants in the 1995 ITT Hartford Incentive Stock Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares as may be issued as a result of the split of, or stock dividend on, securities registered hereunder. The number illustrated above is the number of shares registered in connection with the original filing of this registration statement and does not reflect a stock split that occurred after such filing, the shares related to which are part of this registration statement pursuant to Rule 416(a).

       This Post-Effective Amendment amends the cover sheet as originally filed solely to add the 1997 Hartford Life, Inc. Incentive Stock Plan as one of the plans under which the shares of stock and appurtenant rights registered hereby may be issued. By reason of an Agreement and Plan of Merger, options granted under such Plan have been converted into options to acquire common stock of the registrant.

______________________

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, as amended, and the Powers of Attorney filed as an Exhibit to the Registration Statement, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this First Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on the 20th day of July, 2000.

                              THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                              By:    /s/ John N. Giamalis
                                     --------------------
                              Name:  John N. Giamalis
                              Title: Sr. Vice President and Controller
                                     (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, the First Post-Effective Amendment to this registration statement has been signed on behalf of the following persons indicated below, in the capacities and on the date indicated.

           Signature                             Title                               Date
           ---------                             -----                               ----
                *                      Chairman, President and Chief              July 20, 2000
--------------------------------
          Ramani Ayer                  Executive Officer and Director
                                       (Principal Executive Officer)

                *                      Vice Chairman and Director                 July 20, 2000
--------------------------------
      Lowndes A. Smith

                *                      Executive Vice President and               July 20, 2000
--------------------------------
         David K. Zwiener              Chief Financial Officer and Director
                                       (Principal Financial Officer)

  /s/ John N. Giamalis                 Senior Vice President and                  July 20, 2000
--------------------------------
      John N. Giamalis                 Controller
                                       (Principal Accounting Officer)

                *                      Director                                   July 20, 2000
--------------------------------
        Bette B. Anderson

________________________________       Director                                   July __, 2000
         Rand V. Araskog

________________________________       Director                                   July __, 2000
           Dina Dublon

                *                      Director                                   July 20, 2000
--------------------------------
         Donald R. Frahm


                *                      Director                                   July 20, 2000
--------------------------------
        Paul G. Kirk, Jr.

________________________________       Director                                   July __, 2000
       Robert W. Selander


________________________________       Director                                   July __, 2000
       H. Patrick Swygert

                *                      Director                                   July 20, 2000
--------------------------------
          Gordon Ulmer

* Signed By  /s/ Michael O'Halloran
             ----------------------

   Michael O'Halloran as Attorney in Fact